UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to § 240.14a-12
CAI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAI INTERNATIONAL, INC.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, CA 94105
(415) 788-0100
SUPPLEMENT TO THE PROXY STATEMENT DATED MAY 21, 2020
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2020
This proxy statement supplement (this “Supplement”), dated June 15, 2020, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of CAI International, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), dated May 21, 2020, furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 2, 2020, at 10:00 a.m. via online audio webcast at www.virtualshareholdermeeting.com/CAI2020. Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
On June 15, 2020, the Company announced that it was terminating the previously announced strategic review process, and that the Company intended to implement certain strategic and other changes to its business, including the sale of its rail and logistics businesses, certain management changes and the initiation of future cash dividends. In connection with the management changes, on June 12, 2020, the Board decided to terminate Victor M. Garcia as President and Chief Executive Officer of the Company, effective immediately. On June 14, 2020, Mr. Garcia resigned from the Board.
On June 12, 2020, the Board promoted Timothy B. Page to Executive Vice President, and Interim President and Chief Executive Officer of the Company, and on June 14, 2020, following the resignation of Mr. Garcia from the Board, the Board appointed Mr. Page to the Board as a Class I director, each effective immediately. Mr. Page will continue to perform his duties as Chief Financial Officer of the Company in connection with this new role.
As part of the changes announced above, the Board, upon recommendation of the Nominating and Corporate Governance Committee, approved a change in the nominations as Class I directors to be elected at the Annual Meeting. This Supplement is being filed to revise the slate of nominees for election as Class I directors by removing Victor M. Garcia, and adding Timothy B. Page to the slate of nominees for election at the Annual Meeting. The Company is also revising its proxy card to reflect the change in the slate of nominees for election at the Annual Meeting, which is enclosed with this Supplement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2020. Our Proxy Statement, this Supplement and our Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.
The Board of Directors recommends that you vote “FOR” the election of each of the Class I director nominees on the enclosed revised proxy card, or if you own your shares in “street name” through your broker, trustee or other nominee on the revised voting instruction form you receive from the holder of record. The revised proxy card or revised voting instruction form contains the revised slate of nominees as described in this Supplement and differs from the previous proxy card furnished by the Company, in that it does not include Mr. Garcia, but rather includes Mr. Page as a director nominee, as outlined in Proposal No. 1.
Whether or not you plan to attend the Annual Meeting, you are urged to sign, date and promptly return the revised proxy card or revised voting instruction form, or vote via the Internet or by telephone following the instructions on the revised proxy card or the revised voting instruction form. You may also vote online at the Annual Meeting. If you have already submitted the previous proxy card, already voted online or by telephone, or previous voting instruction form, your vote will no longer be valid. In order to have your vote represented, you must cast your vote by using the revised enclosed proxy card, or by submitting your vote again (i) on the Internet at www.proxyvote.com, (ii) via telephone by calling 1-800-690-6903, or (iii) following the instructions on the revised voting instruction form from your broker, trustee or other nominee.
The time and place of the Annual Meeting have not changed. This Supplement should be read in conjunction with the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended, which were previously made available to stockholders. You should read the entire Proxy Statement and this Supplement and any additional proxy materials carefully before voting your shares.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
The information set forth under the heading “Proposal No. 1 — Election of Directors” in the Proxy Statement is amended and restated to read in its entirety as set forth below.
Our Board currently consists of six directors, divided into three classes as follows:
•	Class I Directors: Timothy B. Page and Gary M. Sawka, whose current terms will expire at this Annual Meeting;
•	Class II Directors: Kathryn G. Jackson and Andrew S. Ogawa, whose current terms will expire at the 2021 Annual Meeting of Stockholders; and
•	Class III Directors: David G. Remington and John H. Williford, whose current terms will expire at the 2022 Annual Meeting of Stockholders.
On June 15, 2020, the Company announced that it was terminating the previously announced strategic review process, and that the Company intended to implement certain strategic and other changes to its business, including the sale of its rail and logistics businesses, certain management changes and the initiation of future cash dividends. In connection with the management changes, on June 12, 2020, the Board decided to terminate Victor M. Garcia as President and Chief Executive Officer of the Company, effective immediately. On June 14, 2020, Mr. Garcia resigned from the Board.
On June 12, 2020, the Board promoted Timothy B. Page to Executive Vice President, and Interim President and Chief Executive Officer of the Company, and on June 14, 2020, following the resignation of Mr. Garcia from the Board, the Board appointed Mr. Page to the Board as a Class I director, each effective immediately. Mr. Page will continue to perform his duties as Chief Financial Officer of the Company in connection with this new role.
Timothy B. Page and Gary M. Sawka have been nominated by the Board, upon recommendation of our Nominating and Corporate Governance Committee, for election as Class I directors at the Annual Meeting, to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until the death, resignation or removal of such director. Victor M. Garcia is not being re-nominated to the Board as a result of this separation from the Company.
Proxies will be voted in favor of Messrs. Page and Sawka unless the stockholder indicates otherwise on the proxy. Messrs. Page and Sawka have each consented to being named as nominees in this proxy statement and have agreed to serve if elected. The Board expects that each of the nominees will be able to serve, but if either nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the Board unless the Board chooses to reduce the number of directors serving on the Board.
There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of CAI. There are no family relationships among our executive officers and directors.
Below sets forth information concerning each member of our Board:
Class I Directors Standing for Election
Timothy B. Page	Director since 2020
Mr. Page, age 67, has served as our Chief Financial Officer since May 2011, and also as our Executive Vice President, and Interim President and Chief Executive Officer since June 12, 2020. Mr. Page was appointed as a member of our Board on June 14, 2020. From 2008 to 2011, Mr. Page was Chief Financial Officer of Port Logistics Group, Inc., a logistics services company. From 2004 until 2008, Mr. Page was the Chief Financial Officer of Quality Distribution, Inc., a Nasdaq-listed bulk chemical transportation company, with over 100 locations in the U.S., Mexico and Canada. From 2001 to 2004, Mr. Page was the Chief Financial Officer of Perry Ellis International, Inc., a Nasdaq-listed global apparel company. Mr. Page holds a B.S. in Psychology from the University of Wisconsin-Milwaukee and an M.B.A. from the University of Wisconsin-Milwaukee.

Mr. Page has been selected as a director because as our Chief Financial Officer since 2011, and now as our Executive Vice President, and Interim President and Chief Executive Officer, he brings a unique insight on the management of the Company to the Board. In addition, with his financial expertise gained in his many years of service as a Chief Financial Officer of our Company and other publicly-traded companies, he also brings knowledge of the financial and operational facets of the Company to the Board.

Gary M. Sawka	Director since 2011
Mr. Sawka, age 73, previously served as our Interim Chief Financial Officer and Interim Senior Vice President, Finance, from September 2010 to June 2011. Prior to September 2010, he served as a member of our Board beginning in May 2007. Since May 2014, Mr. Sawka has served on the Board of Directors of Digital Solid State Propulsion, Inc., a venture-backed manufacturer of smart energetic materials for the space, defense, and pyrotechnics industries. From September 2008 to October 2010, he served as Senior Vice President, Finance and Chief Financial Officer of Questcor Pharmaceuticals, Inc., a specialty pharmaceuticals company. From October 2010 to December 2010, he was employed with Questcor Pharmaceuticals, Inc. on a part time basis as Special Projects, Finance. From February 2007 to April 2008, he served as Chief Financial Officer for Tripath Technology, Inc., a former Nasdaq-listed semiconductor company, during its Chapter 11 reorganization and its reverse merger. From August 2006 to February 2007, he served as a consulting Chief Financial Officer to Tripath Technology, Inc. From 2002 to 2006, Mr. Sawka worked as a financial consultant for several Nasdaq-listed companies. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of ePlanning Securities, a national, representative-owned, independent FINRA Broker/Dealer. During the period from 1984 to 2002, Mr. Sawka served as Vice President and Chief Financial Officer of Tvia, Inc., a semiconductor company, PrimeSource Corporation, an international container leasing company specializing in high service leases, and Itel Containers International Corporation, at the time, the world’s largest international container leasing company. Mr. Sawka has an M.B.A. from Harvard University Graduate School of Business Administration and a B.S. in Accounting from the University of Southern California.

Mr. Sawka brings extensive management and consulting experience with public companies, along with his substantial experience with our operations, which we believe brings valuable financial, operational, governance and strategic expertise to the Board.

Continuing Class II Directors
Kathryn G. Jackson	Director since 2018
Ms. Jackson, age 64, previously served as Chief Executive Officer of the Second Harvest Food Bank of Santa Clara and San Mateo Counties from 2009 until mid-2017. From 2003 to 2004, Ms. Jackson held the role of Managing Director for Bank of America Leasing & Capital, LLC, which provides leasing and equipment financial solutions to small businesses, mid-market companies, and large corporations. From 1995 to 2002, she held leadership roles as a Senior Vice President (1995 to 1998) and Executive Vice President (1998 to 2002), managing four of the six business lines for GATX Capital Corporation, a subsidiary of GATX Corporation, a global leader in railcar leasing. Ms. Jackson was a Managing Director from 1987 to 1994 of D’Accord Incorporated (“D’Accord”), a rail and aircraft advisory firm, and served as D’Accord’s interim President from 1991 to 1992. She is a Phi Beta Kappa graduate of Stanford University and holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ms. Jackson brings nearly 10 years of Chief Executive Officer experience to the Board, as well as more than two decades of relevant financial services experience including significant roles as a senior executive with a variety of equipment leasing and finance companies.

Andrew S. Ogawa	Director since 2018
Mr. Ogawa, age 48, co-founded and is a Managing Partner in Quest Venture Partners, an investment management company focused on early stage investments in the technology industry. Prior to founding Quest Venture Partners in 2008, Mr. Ogawa was a Manager for Daimler AG, an international automotive company, involved in various capacities related to corporate strategy and procurement from 1999 to 2009. He holds dual B.A.s in Economics and East Asian Studies from the University of California at Santa Barbara, as well as an M.B.A. in International Management from Thunderbird, American Graduate School of International Management. He currently serves as a member of the Board of Directors for CarIQ Inc. and GameOn Inc.

Mr. Ogawa’s expertise in evaluating investment opportunities, international business development, transportation and procurement operations provide valuable insights to the Board.
Continuing Class III Directors
David G. Remington	Director since 2010
Mr. Remington, age 78, has served as Chairman of the Board since January 2018. Mr. Remington is a retired senior financial executive with 40 years of experience in corporate finance, investment and commercial banking, equipment leasing, and asset-based financing. He retired as Senior Vice President of Itron, Inc., a technology and services company dedicated to the resourceful use of energy and water in December 2004, and was its Chief Financial Officer from February 1996. After retiring, he was Acting Chief Financial Officer of Next IT, Inc., a private software company, from September 2014 to September 2016, during which time he was a board member of that firm. Prior to his service with Itron, Inc., Mr. Remington served as a Managing Director, Investment Banking, for Dean Witter Reynolds, Inc., a stock brokerage and securities firm, and as President of Steiner Financial Corporation, an equipment leasing company. Previously, he held positions in commercial banking and financial services. He holds a B.S. in electrical engineering from the University of California at Berkeley and a M.B.A. from Harvard Business School.

Mr. Remington’s extensive financial experience with nearly 40 years of work in corporate finance, investment and commercial banking is valuable to the Board, particularly with respect to financial and accounting issues.

John H. Williford	Director since 2018
Mr. Williford, age 63, formerly served as the President, Global Supply Chain Solutions of Ryder System, Inc., an industry leader in truck rental, fleet management and supply chain solutions, from June 2008 through April 2015. He is also the founder of Golden Gate Logistics, LLC, a company involved in the acquisition and consolidation of logistics services providers in North America and Asia, and served as its President and CEO from 2006 to 2008. Prior to forming Golden Gate Logistics, Mr. Williford founded Menlo Logistics, a logistics services provider, where he served as President and Chief Executive Officer from 1992 through 2001. Mr. Williford also served as President and Chief Executive Officer of Menlo Worldwide from 2001 to 2005, a group which included Menlo Logistics and Menlo Forwarding (formerly Emory Worldwide), a global air and ocean freight forwarder. Mr. Williford earned a bachelor’s degree from Hamilton College and an M.B.A. from the University of California at Berkeley. He has previously served on the Board of Advisors for the Haas Business School at The University of California, Berkeley, the Board of Directors for the National Association of Manufacturers, and on the Transportation Advisory Board for the National Defense Transportation Association.

Mr. Williford brings extensive management and consulting experience in the logistics industry, which we believe brings valuable financial, operational, governance and strategic expertise to the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES TO THE BOARD.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The following amends and restates the information under the headings “Board Independence” and “Board Leadership Structure” in the Corporate Governance Principles and Board Matters section of the Proxy Statement.
Board Independence
The Board has reviewed the relationships between CAI and each of its directors. The Board has determined that none of our current directors, except Timothy B. Page, our Executive Vice President, and Interim President and Chief Executive Officer, has a material relationship with us (either directly, through a family member or as a partner, officer or stockholder of any organization that has a relationship with us), and each director, other than Mr. Page, is independent within the meaning of our director independence standards, which reflect the NYSE director independence standards and listing requirements. Our independence standards are available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com and a copy of such standards will be provided to any stockholder upon request to us in writing at CAI International, Inc., Attn: Investor Relations, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105, or by telephone at (415) 788-0100.
Board Leadership Structure
We do not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. Mr. Remington currently serves as the Chairman of the Board and Mr. Page serves as our Executive Vice President, and Interim President and Chief Executive Officer. We believe that having a separate Chairman and principal executive officer is appropriate and in our best interests at this time given the current characteristics of our management. Mr. Remington has been a director since 2010 and is intimately familiar with our business and industry, and highly capable of effectively identifying strategic priorities, overseeing risk management, leading Board discussions and defining various key strategic objectives. Mr. Page, as our Executive Vice President, and Interim President and Chief Executive Officer, is the individual selected by the Board to manage us on a day-to-day basis, and his direct involvement in our operations allows him to provide valuable insights with respect to strategic planning and the operational requirements to meet our short- and long-term objectives. Our independent directors also bring experience, oversight and expertise from outside the Company and industry.

MANAGEMENT
The information set forth under the heading “Management” in the Proxy Statement is amended and restated to read in its entirety as set forth below.
The following table sets forth certain information regarding our current executive officers who are responsible for overseeing the management of our business, and three key employees as of June 15, 2020. For biographical information about Timothy B. Page, who is also a nominee for election to the Board, see “Proposal No. 1—Election of Directors.”
Name	Age	Position
Executive Officers:
Timothy B. Page	67	Executive Vice President, and Interim President and Chief Executive Officer
Daniel J. Hallahan	64	Senior Vice President, Global Marketing
Camille G. Cutino	61	Vice President, Operations and Human Resources
Key Employees:
Matthew Easton	47	Vice President, Information Technology
Steven J. Garcia	56	Vice President, Legal Affairs
David B. Morris	53	Vice President, Finance and Corporate Controller
Executive Officers
Daniel J. Hallahan has served as our Senior Vice President, Global Marketing since February 2010. Mr. Hallahan previously served as our Vice President, Marketing in Europe from July 1992 to February 2010. Prior to joining CAI, Mr. Hallahan served as Director of Marketing of Amphibious Container Leasing and Itel Containers International Corporation.
Camille G. Cutino has served as our Vice President, Operations and Human Resources since October 2011. She previously served as our Vice President, Operations from January 2000 through September 2011, and as our Director of Operations from July 1992 through December 1999. She consulted with our Company from May 1991 through June 1992. Prior to joining CAI, she was the director of operations at Itel Containers International, Inc., a lessor of cargo containers for use exclusively in international shipping, where she served from 1980 through 1991. She holds a B.S. from San Francisco State University.
Key Employees
Matthew Easton has served as our Vice President of Information Technology since August 2010. From 2000 through 2010, Mr. Easton served as our Information Technology Manager. Prior to joining CAI, Mr. Easton was an Analysis Manager for California major accounts at AT&T Inc. (formerly, SBC Communications Inc.), a telephone communications company. Mr. Easton holds a B.A. from the University of California at Berkeley.
Steven J. Garcia joined our Company in January 2013 as our Vice President, Legal Affairs. Prior to joining us, Mr. Garcia served as Senior Regional Counsel for International Business Machines Corporation (“IBM”) from January 2000 to January 2013, where he managed the overall legal support of IBM’s sales and distribution operations for half of the United States. Previously, from 1991 to 1998, Mr. Garcia served as corporate counsel for Chevron Corporation, a petroleum and chemicals company. In addition, Mr. Garcia’s previous experience includes service as a litigator in private legal practice for a major U.S. law firm. Mr. Garcia holds a B.A. in Political Science from the University of California at Berkeley and he earned his law degree from the University of California at Berkeley’s School of Law.
David B. Morris has served as our Vice President, Finance and Corporate Controller since May 2011. From 2008 to 2011, Mr. Morris served as Senior Director, Finance, and prior to that as Director, SEC Reporting, of Celera Corporation, a Nasdaq-listed healthcare company. Previously, Mr. Morris was a Senior Audit Manager at KPMG LLP with a focus on public companies. Mr. Morris received a Bachelor of Engineering from the University of Bristol, U.K. in 1988. Mr. Morris is a U.K. Chartered Accountant and a California-licensed Certified Public Accountant.

* * * * *
Other Matters at the Annual Meeting
As of the date of this Supplement, management knows of no matters not described herein to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company and its stockholders.
By Order of the Board of Directors,

/s/ David G. Remington

David G. Remington
Chairman of the Board
June 15, 2020
IT IS VERY IMPORTANT THAT YOU SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS ARE URGED TO PROMPTLY VOTE THEIR SHARES AS SOON AS POSSIBLE, REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE ANNUAL MEETING.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on July 1, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CAI2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on July 1, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D19717-P40829

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CAI INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Timothy B. Page
02) Gary M. Sawka

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

D19718-P40829

CAI INTERNATIONAL, INC.
2020 Annual Meeting of Stockholders
July 2, 2020 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven J. Garcia and Timothy B. Page, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAI International, Inc. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time, on July 2, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/CAI2020, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your *Right* to Vote ***

CAI INTERNATIONAL, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: May 12, 2020
Date: July 2, 2020 **Time:** 10:00 AM, Pacific Time
Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/CAI2020.

The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/CAI2020 and be sure to have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page).

You are receiving this communication because you hold shares in the company named above.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

D19723-P40829

CAI INTERNATIONAL, INC.
2020 Annual Meeting of Stockholders
July 2, 2020 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Steven J. Garcia and Timothy B. Page, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAI International, Inc. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time, on July 2, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/CAI2020, and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Authorized Signatures - This section must be completed for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature 1 - (Please sign on line)

Signature 2 - (Joint Owners)

Date - (Please print date) / /

D19726-P40829

Voting Items

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees:

01) Timothy B. Page
02) Gary M. Sawka

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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